UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1
to
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 1, 2004

Safeguard Scientifics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)

1-5620	23-1609753

(Commission File Number)	(IRS Employer Identification No.)

800 The Safeguard Building
435 Devon Park Drive
Wayne, PA	19087

(Address of Principal Executive Offices)	(Zip Code)

610-293-0600 (Registrant’s Telephone Number, Including Area Code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
ITEM 9.01. Financial Statements and Exhibits
SIGNATURES

ITEM 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Reference is made to the disclosure in Item 2.04 of our Current Report on Form 8-K filed on October 5, 2004 relating to the retirement of our 5% convertible subordinated notes due 2006 (the “2006 Notes”). On October 12, 2004, we gave notice to the trustee that we intend to redeem all of the outstanding 2006 Notes on November 12, 2004 for cash at a price of 100.83% of par, plus accrued interest to the date of redemption, as provided for in the Indenture governing the 2006 Notes.

In connection with the redemption, we expect to record a charge of approximately $856,000 in our fourth fiscal quarter. This charge will include approximately $455,000 of cash redemption premium paid in connection with the redemption and a non-cash charge of approximately $402,000 due to the acceleration of the amortization relative to deferred issuance costs.

ITEM 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits

99.1	Press Release of Safeguard Scientifics, Inc. dated October 12, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated: October 12, 2004	By:	CHRISTOPHER J. DAVIS

Christopher J. Davis Executive Vice President and Chief Administrative & Financial Officer

Exhibit Index

99.1	Press Release of Safeguard Scientifics, Inc. dated October 12, 2004.